ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4298

(775) 684-5708

Website: secretaryofstate.biz

Document Number 20070217044-77 Filing Date and Time 03/27/2007 9:00 AM Entity Number E0236642007-1

Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of    Corporation:

Onyx China Inc.

2. Resident Agent

Business Filings Incorporated

   Name and Street

   Address:

   (must be a

6100 Neil Road, Suite 500

   Nevada address where

Reno, Nevada 89511

   process may be served).

Optional Mailing Address City State Zip Code

3. Shares:

(number of shares

Number of shares

Number of shares

corporation

with par value: 75,000,000 Par value: $0.001

without par value:

authorized to issue)

4. Names & Addresses

1.  Dmitry Lyakutin

 of Board of

     Name

Directors/Trustees:

     310A-92

Irkutsk

Russia

664050

 (attach additional page

     Street Address

City

State

Zip Code

if there is more than 3

directors/trustees

2.

    Name

City

State

Zip Code

3.

    Name

City

State

Zip Code

5. Purpose: (optional-

The purpose of this Corporation shall be:

see instructions)

 Any lawful business

6. Names, Address

The Nevada Company, Terese Coulthard, Asst. Sec.

/s/ T Coulthard

and Signature of

Name

     Signature

Incorporator.

(attach additional page

8025 Excelsior Drive, Suite 200

Madison

WI

 53717

if there is more than 1

Address

City

State

Zip Code

incorporator).

7. Certificate of

 I hereby accept appointment as Resident Agent for the above named corporation.    Acceptance of

Appointment of

 /s/ T Coulthard

March 26, 2007

Resident Agent

Authorized Signature of R. A. or On Behalf of R. A. Company

Date

This form must be accompanied by appropriate fees.